EXHIBIT 10.2

                                 AMENDMENT NO. 1
                                       TO
                              SENSE HOLDINGS, INC.
                          2005 EQUITY COMPENSATION PLAN

         WHEREAS, effective June 16, 2005 Sense Holdings, Inc., a Florida corporation (the "Company"), adopted the 2005 Equity Compensation Plan (the "Plan") covering 2,000,000 shares of common stock.

         WHEREAS, the Company desires to amend the Plan to increase the authorized number of shares of common stock included within the Plan and to grant the Company's Board of Directors the discretion to determine any adjustment in the number of those shares in the event the Company should undertake a reverse stock split.

         NOW, THEREFORE, the Company hereby amends the Plan as follows:

         1. Section 3.1 of the Plan is hereby amended so that the maximum aggregate number of shares which may be issued under the Plan shall be 5,000,000 shares.

         2. Section 3.2 of the Plan is hereby amended to add the following:

                  "The foregoing notwithstanding, in the event the Company should undertake a reverse stock split of its Common Stock, the Committee shall have the discretion to retain the number of shares of Common Stock subject to the Plan without adjustment for such reverse stock split."

         3. Except as modified herein, the terms and conditions of the Plan shall remain in full force and effect.

         4. This Amendment No. 1 was adopted by the Company's Board of Directors on July 6, 2007 pursuant to the provisions of Section 11 of the Plan.

         Executed this 6th day of July, 2007.

                                        SENSE HOLDINGS, INC.

                                        By: /s/ Dore Scott Perler
                                            ---------------------
                                        Dore Scott Perler, CEO